EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                          YAMHILL VALLEY VINEYARDS, INC

                                    ARTICLE I

                                  SHAREHOLDERS


      Section 1.1 Annual Meeting. The annual meeting of the shareholders of Yamhill Valley Vineyards, Inc. (the "Corporation") shall be held on the first Friday in the month of June in each year, unless a different date and time are fixed by the Board of Directors and stated in the notice of the meeting. If the day fixed for the annual meeting is a legal holiday, the meeting shall be held on the next succeeding business day. The failure to hold an annual meeting at the time stated herein shall not affect the validity of any corporate action.

      (a) The Chairman of the Board or, in the absence of that officer, such other officer of the corporation as shall be designated by the Board of Directors, shall call the annual meeting to order and shall act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer shall also have the authority in his or her sole discretion to regulate the conduct of the annual meeting, including, without limitation, by imposing restrictions on the persons (other than shareholders of the corporation or their proxies) who may attend the meeting.

      (b) At the annual meeting of the shareholders, only such matters as shall have been properly brought before the meeting shall be considered and acted upon. To be properly brought before an annual meeting, a matter must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder (A) who is a shareholder of record on the date of the giving of notice for such meeting and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 1.1.

      (c) In addition to any other applicable requirements, including, without limitation, requirements relating to solicitations of proxies under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for any matter to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in the proper written form to the Secretary of the corporation. To be timely, a shareholder notice must be received at the principal executive offices of the corporation not less than 120 days prior to the anniversary date of the preceding annual meeting of shareholders. To be in proper written form a shareholder's notice must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the matter proposed to be brought before the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, and
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      (iv) any material interest of the shareholder in the matter. Information that is required to be provided in connection with shareholder nominations for election of directors is specified in Section 2.15 of these Bylaws. Nothing in this Section 1.1 shall limit or otherwise restrict the Chairman, or such other officer designated by the Board of Directors, from refusing to allow a shareholder matter to be brought before the annual meeting of the shareholders that may properly be excluded under Exchange Act Rule 14a-8 or that may otherwise be excluded under state law.

      (d) No other matter shall be considered or acted upon at an annual meeting except in accordance with the procedures set forth in this Section 1.1. The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the provisions of this section. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she shall so declare at the meeting and any such matter shall not be considered or acted upon.

      (e) Nothing in this Section 1.1 shall require the corporation to include any shareholder proposal in the notice of meeting or proxy materials for the annual meeting, except as otherwise required by the Exchange Act and rules thereunder.

      Section 1.2. Special Meetings. Special meetings of the shareholders may be called by the Chief Executive Officer, President or by the Board of Directors and shall be called by the President (or in the event of absence, incapacity or refusal of the Chief Executive Officer or President, by the Secretary or any other officer) at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting. The requesting shareholders shall sign, date and deliver to the Secretary a written demand describing the purpose or purposes for holding the special meeting.

      Section 1.3. Place of Meeting. Meetings of the shareholders shall be held at the principal business office of the corporation or at such other place, within or without the State of Oregon, as may be determined by the Board of Directors.

      Section 1.4. Notice of Meetings. Written notice stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be mailed to each shareholder entitled to vote at the meeting to the shareholder's address shown in the corporation's current record of shareholders, with postage thereon prepaid, not less than 10 nor more than 60 days before the date of the meeting.

      Section 1.5. Waiver of Notice. A shareholder may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. The waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the corporation for inclusion in the minutes for filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. The shareholder's attendance also waives object to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.


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      Section 1.6. Record Date.

      (a) For the purpose of determining the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting or to vote or to take any other action, the Board of Directors of the corporation may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days before the meeting or action requiring a determination of shareholders. The record date shall be the same for all voting groups.

      (b) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

      (c) If a court orders a meeting adjourned to a date more than 120 days after the date fixed for the original meeting, it may provide that the original record date continue in effect or it may fix a new record date.

      Section 1.7. Shareholder's List for Meeting. After fixing a record date for a meeting, the Secretary of the corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of a shareholders' meeting. The shareholders' list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders' list available at the meeting, and any shareholder or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholder's list does not affect the validity of action taken at the meeting.

      Section 1.8. Quorum; Adjournment. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. A majority of shares represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment; provided, however, that if the meeting is adjourned more than 120 days after the originally scheduled meeting date, then a new notice of the meeting shall be required. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

      Section 1.9. Voting Requirements; Action Without a Meeting; Meetings by Telephone Conference.

      (a) If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the


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      Articles of Incorporation. Directors shall be elected by a plurality of the votes cast, even where the number of votes cast for any director is less than a majority.

      (b) Action required or permitted by law to be taken at a shareholders' meeting may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consent or consents delivered to the corporation for inclusion in the minutes or filing with the corporate records. Action taken under this section is effective when the last shareholder signs the consent, unless the consent specified an earlier or later effective date. If the law requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken, the notice must contain or be accompanied by the same material that, under the Oregon Business Corporation Act, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

      (c) Shareholder meetings by conference telephone or similar communications equipment may be held in the manner and with the effect provided for in the Oregon Business Corporation Act.

      Section 1.10. Proxies.

      (a) A shareholder may vote shares in person or by proxy by signing an appointment, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy shall be effective when received by the Secretary or other officer of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

      (b) The death or incapacity of the shareholders appointing a proxy shall not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer authorized to tabulated votes before the proxy exercises the proxy's authority under the appointment.

      Section 1.11.  Corporation's Acceptance of Votes.

      (a) If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder. (b) If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if:


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            (i) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

            (ii) The name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

            (iii) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

            (iv) The name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; or

            (v) Two or more persons are the shareholder as covenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

      (c) The corporation is entitled to reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

      (d) The shares of a corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation, but a corporation may vote any shares, including its own shares, held by it in a fiduciary capacity.

      (e) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver or proxy appointment in good faith and in accordance with the standards of this provision are not liable in damages to the shareholder for the consequences of the acceptance or rejection. Corporate action based on the acceptance or rejection of a vote, consent, waiver or proxy appointment under this provision is valid unless a court of competent jurisdiction determines otherwise.

      Section 1.12. Control Share Act. In accordance with Section 60.804(1) of Oregon Business Corporation Act, the corporation expressly elects not to be governed by the provisions of sections 60.801 through 60.816 of the Oregon Business Corporation Act, the Oregon Control Share Act, and the Oregon Control Share Act shall not apply to any acquisition of the corporation's Shares.


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                                   ARTICLE II

                               BOARD OF DIRECTORS

      Section 2.1. Duties of Board of Directors. All corporate powers shall be exercised by or under the authority of and the business and affairs of the corporation shall be managed by its Board of Directors.

      Section 2.2. Number, Election and Qualification. The number of directors of the corporation shall be at least three (3) and no more than ten (10). The number of directors shall be fixed from time to time by the shareholders or the Board of Directors pursuant to a resolution adopted at a meeting of shareholders or the Board of Directors. The directors shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified, until earlier death, resignation or removal or until there is a decrease in the number of directors. Directors need not be residents of the State of Oregon or shareholders of the corporation. A decrease in the number of directors shall not shorten the term of any incumbent director.

      Section 2.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Oregon, for the holding of additional regular meetings without notice other than the resolution.

      Section 2.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or by a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the Board of Directors called by them.

      Section 2.5. Notice. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least two days prior to the meeting by any means provided by law. If mailed, notice shall be deemed to be given upon deposit in the United States mail addressed to the director at the director's business address, with postage thereon prepaid. If by telegram, notice shall be deemed to be given when the telegram is delivered to the telegraph company. Notice by all other means shall be deemed to be given when received by the director or a person at the director's business or residential address whom the person giving notice reasonably believes will deliver or report the notice to the director within 24 hours. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, or the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      Section 2.6. Waiver of Notice. A director may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. Unless a director attends or participates in a meeting, a waiver must be in writing, must be signed by the director entitled to notice, must specify the meeting or which notice is waived and must be filed with the minutes or corporate records.


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      Section 2.7. Quorum; Majority Vote. A majority of the number of directors fixed by or in accordance with Section 2.2 of this Article II shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation or these Bylaws.

      Section 2.8.  Meeting by Telephone Conference; Action Without Meeting.

      (a) Members of the Board of directors may hold a board meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

      (b) Any action that is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors entitled to vote on the matter. The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.

      Section 2.9. Vacancies. Any vacancy, including a vacancy resulting from an increase in the number of directors, occurring on the Board of Directors may be filled by the shareholders, the Board of Directors or the affirmative vote of a majority of the remaining directors if less than a quorum of the Board of Directors or by a sole remaining director. If the vacant office is filled by the shareholders and was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy. Any directorship not so filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be elected and qualified. A vacancy that will occur at a specific late date, by reason of a resignation or otherwise, may be filled before the vacancy occurs and the new director shall take office when the vacancy occurs.

      Section 2.10. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

      Section 2.11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be presumed to have assented to the action taken (a) unless the director's dissent to the action is entered in the minutes of the meeting, (b) unless a written dissent to the action is filed with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting or (c) unless the director objects at the meeting to the holding of the meeting or transacting business at the meeting. The right to dissent shall not apply to a director who voted in favor of the action.


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      Section 2.12. Director Conflict of Interest.

      (a) A transaction in which a director of the corporation has a direct or indirect interest shall be valid notwithstanding the director's interest in the transaction if the material facts of the transaction and the director's interest are disclosed or known to the Board of Directors or a committee thereof and it authorizes, approves or ratifies the transaction by a vote or consent sufficient for the purpose without counting the votes or consents of directors with direct or indirect interest in the transaction; or the material facts of the transaction and the director's interest are disclosed or known to shareholders entitled to vote and they, voting as a single group, authorize, approve or ratify the transaction by a majority vote; or the transaction is fair to the corporation.

      (b) A conflict of interest transaction may be authorized, approved, or ratified if it receives the affirmative vote of a majority of directors who have no direct or indirect interest in the transaction. If such a majority of directors vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action.

      (c) A conflict of interest transaction may be authorized, approved or ratified by a majority vote of shareholders entitled to vote thereon. Shares owned by or voted under the control of a director or an entity controlled by a director who has a direct or indirect interest in the transaction are entitled to vote with respect to a conflict of interest transaction. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction constitutes a quorum for the purpose of authorizing, approving or ratifying the transaction.

      (d) A director has an indirect interest in a transaction if another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or another entity of which the director is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors of the corporation.

      Section 2.13. Removal. The shareholders may remove one or more directors with or without cause at a meeting called expressly for that purpose, unless the Articles of Incorporation provide for removal for cause only. If a director is elected by a voting group of shareholders, only those shareholders may participate in the vote to remove the director.

      Section 2.14. Resignation. Any director may resign by delivering written notice to the Board of Directors, its chairperson or the corporation. Such resignation shall be effective on the earlier of (a) on receipt of written notice, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee, unless the notice specified a later effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

      Section 2.15. Nomination of Directors.

      (a) Only persons who are nominated in accordance with the procedures in this Section 2.15 shall be eligible for election as directors. If the presiding officer at an annual meeting of the shareholders determines that a nomination was not made in accordance


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      with the procedures set forth in this Section 2.15, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders: (i) by or at the direction of the Board of Directors; or
      (ii) by any shareholder of the corporation (A) who is a shareholder of record on the date of the giving of notice provided for in this Section
      2.15 and on the record date for the determination of shareholders entitled to vote at such meeting, and (B) who complies with the notice procedures in this Section 2.15. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.

      (b) To be timely, a shareholder's notice must be received by the Secretary at the principal executive offices of the corporation not less than 120 days prior to the anniversary date of the preceding annual meeting of shareholders.

      (c) To be in proper written form, a shareholder's notice to the Secretary must: (i) set forth as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee for the last five years, (C) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the nominee, and (D) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) set forth as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such shareholder, (D) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in the notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a signed written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

      Section 2.16. Prohibition on Extension of Credit or Loans to Directors. The corporation shall not directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit or renew an extension of credit in the form of a personal loan to or for any director.

                                   ARTICLE III

                                    OFFICERS


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      Section 3.1. Enumeration. The officers of the corporation shall consist of a President and a Secretary and such other officers with such other titles as the Board of Directors shall determine, including without limitation a Chief Executive Officer, a Chairman of the Board, a Vice-Chairman of the Board, a Treasurer, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate, and, if authorized by the Board, a duly appointed officer may appoint one or more officers or assistant officers.

      Section 3.2. Election. The President and Secretary shall be elected annually by the board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

      Section 3.3. Qualification. No officer need be a director, stockholder or Oregon resident. Any two or more offices may be held by the same person.

      Section 3.4. Tenure. Except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws, each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him or her, or until his or her earlier death, resignation or removal.

      Section 3.5. Resignation and Removal. An officer may resign at any time by delivering notice to the corporation. A resignation is effective on receipt unless the notice specified a later effective date. If the corporation accepts a specified later effective date the Board of Directors may fill the pending vacancy before the effective date but the successor may not take office until the effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. Any officer appointed by the Board of Directors may be removed at any time with or without cause. Appointment of an officer shall not of itself create contract rights. Removal or resignation of an officer shall not affect the contract rights, if any, of the corporation or the officer.

      Section 3.6. Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President and Secretary. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

      Section 3.7. Chairman of the Board and Vice-Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he or she shall, when present, preside at all meetings of the Board of Directors. He or she shall perform such duties and possess such powers as are usually vested in the office of the Chairman of the Board or as may be vested in him or her by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he or she shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him or her by the Board of Directors.

      Section 3.8. Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the business of the


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
corporation. Unless otherwise provided by the directors, he or she shall preside at all meetings of the stockholders and of the Board of Directors (except as provided in Section 3.7 above). The Chief Executive Officer shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

      Section 3.9. President. If there is no Chief Executive Officer, then the President shall be the chief executive officer of the corporation. The President shall, subject to the direction of the Board of Directors and the Chief Executive Officer, have general supervision and control of the business of the corporation. Unless otherwise provided by the directors or the Chief Executive Officer, he or she shall preside at all meetings of the stockholders and of the Board of Directors (except as provided in Section 3.7 above). The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

      Section 3.10. Vice Presidents. If the Board of Directors appoints a Vice President, he or she shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

      Section 3.11. Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the president may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate record and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

      Section 3.12. Treasurer and Assistant Treasurers. If the Board of Directors appoints a Treasurer, he or she shall perform such duties and shall have such powers as may from time to time be assigned to him or her by the board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

Any Assistant Treasurer shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the assistant Treasurers in the order determined by the Board of Directors) shall perform the duties ad exercise the powers of the Treasurer.

      Section 3.13. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.

      Section 3.14. Prohibition on Extension of Credit or Loans to Officers. The corporation shall not directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit or renew an extension of credit in the form of a personal loan to or for any officer.

                                   ARTICLE IV

                      COMMITTEES OF THE BOARD OF DIRECTORS

      Section 4.1. General. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, from time to time appoint such committees as may be permitted by law. Each committee shall consist of two or more members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Nothing in this Article IV, shall prevent a Director from serving as a member of more than one committee. Article II of these Bylaws governing meetings, actions without meeting, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well. Each committee shall have such powers and perform such duties as may be prescribed by resolution or resolutions of the Board of Directors and these Bylaws. Each committee shall keep a written record of all actions taken by it. In no event shall a committee have the powers denied to the Executive Committee pursuant to Section 4.2 (a)-(h) below.

      Section 4.2. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, appoint an Executive Committee consisting of two (2) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law, shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the corporation; provided, however, that, except as specifically permitted by the Oregon Business Corporation Act (the "Act"), the Executive Committee shall not have the power or authority to:

      (a) authorize distributions in respect of the capital stock of the corporation;

      (b) approve or propose to shareholders actions that the Act requires to be approved by shareholders;

      (c) fill vacancies on the Board of Directors or on any of its committees;

      (d) amend the Articles (except that the Executive Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of Preferred Stock adopted by the Board of Directors, fix the designations and any of the relative rights, preferences and limitations of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation);

      (e) adopt, amend or repeal these Bylaws;

      (f) approve a plan of merger not requiring shareholder approval;

      (g) authorize or approve reacquisition of shares, except within limits prescribed by the Board of Directors; or

      (h) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares except as provided in Section 4.2(d) above.

      Section 4.3. Audit Committee. An Audit Committee of the corporation, composed of at least three (3) members of the Board of Directors, none of whom shall be an officer or employee of the corporation or any of its subsidiaries, may be appointed by the Board of Directors. Directors who are appointed to the Audit Committee shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The duties of the Audit Committee shall include, in addition to such other duties as may be specified by resolution of the Board of Directors from time to time, the following:

      (a) the sole authority with respect to the engagement or discharge of the corporation's independent auditors and the terms of the engagement;

      (b) approval, in advance, of the provision by the corporation's independent auditors of all permissible non-audit services;

      (c) review the policies and procedures of the corporation and management with respect to maintaining the corporation's books and records;

      (d) review with the independent auditors, upon completion of their audit, the results of the auditing engagement and any recommendations the auditors may have with respect to the corporation's financial, accounting or auditing systems;

      (e) establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters; and

      (f) establish procedures for the confidential, anonymous submission by the corporation's employees of the concerns regarding questionable accounting or auditing matters.

The Audit Committee is authorized to employ such experts and personnel, including independent counsel and those who are already employed or engaged by the corporation, as the Audit

Committee may deem to be reasonably necessary to enable it to ably perform its duties and satisfy its responsibilities.

      Section 4.4. Compensation Committee. A Compensation Committee of the corporation, composed of at least three (3) members of the Board of Directors, none of whom shall be an officer or employee of the corporation or any of its subsidiaries, may be appointed by the Board of Directors. The duties of the Compensation Committee shall include, in addition to such other duties as may be specified by resolution of the Board of Directors from time to time, the following:

      (a) determine salaries and bonuses for elected officers of the corporation, and prepare such reports with respect thereto as may be required by law;

      (b) consider, review and grant stock options and other securities under the corporation's stock incentive plans, if any, and administer such plans; and

      (c) consider matters of director compensation, benefits and other forms of remuneration.

The Compensation Committee is authorized to employ such experts and personnel, including those who are already employed or engaged by the corporation, as the Compensation Committee may deem to be reasonably necessary to enable it to ably perform its duties and satisfy its responsibilities.

      Section 4.5. Nominating and Corporate Governance Committee. A Nominating and Corporate Governance Committee of the corporation, composed of at least three (3) members of the Board of Directors, none of whom shall be an officer or employee of the corporation or any of its subsidiaries, may be appointed by the Board of Directors. The duties of the Nominating and Corporate Governance Committee shall include, in addition to such other duties as may be specified by resolution of the Board of Directors from time to time, the following:

      (a) establish criteria for membership on the corporation's Board of Directors and identify, evaluate, review and recommend qualified candidates to serve on the Board; and

      (b) develop and oversee a set of corporate governance principles to be applicable to the corporation, periodically review and assess these principles and their application and recommend any changes deemed appropriate to the Board of Directors.

      Section 4.6. Term. The members of all committees of the Board of Directors shall serve as such members at the pleasure of the Board of Directors. The Board of Directors may at any time and for any reason remove any individual committee member, and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                                    ARTICLE V

                               ISSUANCE OF SHARES

      Section 5.1. Certificates for Shares.

      (a) Every holder of stock in the corporation shall be entitled to have a certificate signed, either manually or in facsimile, by two officers of the corporation, at least one of whom shall be the Chief Executive Officer, President or a Vice President, and may be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. Certificates representing shares of the corporation shall be in form determined by the Board of Directors.

      (b) Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Articles of Incorporation, the Bylaws, applicable securities laws, agreements among or between shareholders or any agreement to which the corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and that the corporation retains a copy of the restriction. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued an the authority of the Board of Directors to determine variations for future series or a statement of the existence of such designations, relative rights, preferences and limitations and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

      (c) The name and mailing address of the person to whom the share represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Each shareholder shall have the duty to notify the corporation of his or her mailing address. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors prescribes.

      Section 5.2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

      Section 5.3. Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the corporation, with such powers and duties as the Board of Directors determines by resolution. The signatures of officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a Transfer Agent or by a Registrar other than the corporation itself or an employee of the corporation.

      Section 5.4. Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

                                   ARTICLE VI

                                INDEMNIFICATION

      Section 6.1. Directors and Officers.

(a) INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the fullest extent permitted by law, the Corporation shall indemnify its directors and officers in accordance with the provisions of this Section 6.1(a) if the director or officer was or is a party to, or is threatened to be made a party to, any proceeding (other than a proceeding by or in the right of the Corporation to procure a judgment in its favor), against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with such proceeding, if the director or officer acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, the director or officer, in addition, had no reasonable cause to believe that the director's or officer's conduct was unlawful; provided, however, that the director or officer shall not be entitled to indemnification under this Section 6.1(a): (i) in connection with any proceeding charging improper personal benefit to the director or officer in which the director or officer is adjudged liable on the basis that personal benefit was improperly received by the director or officer, unless and only to the extent that the court conducting such proceeding or any other court of competent jurisdiction determines upon application that, despite such adjudication of liability, the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances of the case, or (ii) in connection with any proceeding (or part of any proceeding) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless (A) the Corporation is expressly required by law to make the indemnification, (B) the proceeding was authorized by the Board of Directors, (C) the director or officer initiated the proceeding to enforce his or her right to indemnification or advances and the director or officer is successful in whole or in part in such proceeding, or (D) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Act.

(b) INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. To the fullest extent permitted by law, the Corporation shall indemnify its directors and officers in accordance with the provisions of this Section 6.1(b) if the director or officer was or is a party to, or is threatened to be made a party to, any proceeding by or in the right of the Corporation to procure a judgment in its favor, against all expenses actually and reasonably incurred by the director or officer in connection with the defense or settlement of such proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the Corporation; provided, however, that the director or officer shall not be entitled to indemnification under this Section 6.1(b): (i) in connection with any proceeding in which the director or officer has been adjudged liable to the Corporation, unless and only to the extent that the court conducting such proceeding or any other court of competent jurisdiction determines upon application that, despite such adjudication of liability, the director or officer is fairly and reasonably entitled to indemnification for such expenses in view of all the relevant circumstances of the case, or (ii) in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless (A) the Corporation is expressly required by law to make the indemnification, (B) the proceeding was authorized by the Board of Directors, (C) the director or officer initiated the proceeding to enforce his or her right to indemnification or advances and the director or officer is successful in whole or in part in such proceeding, or (D) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Act.

      Section 6.2. Employees and Other Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to directors and officers of the Corporation.

      Section 6.3.  Good Faith.

      (a) For purposes of any determination under this Article VI, a director or officer shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action was based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

            (i) one or more officers or employees of the Corporation whom the director or officer believed to be reliable and competent in the matters presented;

            (ii) counsel, independent accountants or other persons as to matters which the director or officer believed to be within such person's professional or expert competence; or

            (iii) with respect to a director, a committee of the Board upon which such director does not serve, as to matters within such committee's designated authority, which committee the director believes to merit confidence; so long as, in each case, the director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

      (b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

      (c) The provisions of this Section 6.3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Act.

      Section 6.4. Advancement of Expenses. The Corporation may, at the sole discretion of the Corporation's Board of Directors, pay the expenses incurred by its directors or officers in any proceeding (other than a proceeding brought for an accounting of profits made from the purchase and sale by the director or officer of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act, or similar provision of any state statutory law or common law) in advance of the final disposition of the proceeding at the written request of the director or officer, if the director or officer: (a) furnishes the Corporation a written affirmation of the director's or officer's good faith belief that the director or officer is entitled to be indemnified under this
Article VI, and (b) furnishes the Corporation a written undertaking to repay the advance to the extent that it is ultimately determined that the director or officer is not entitled to be indemnified by the Corporation. Such undertaking shall be an unlimited general obligation of the director or officer but need not be secured. Advances may be made without regard to the director's or officer's ability to repay the amount advanced and without regard to the director's or officer's ultimate entitlement to indemnification under this Article VI. The Corporation may establish a trust, escrow account or other secured funding source for the payment of advances made and to be made pursuant to this Section
6.4 or of other liability incurred by the director or officer in connection with any proceeding.

      Section 6.5. Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Act.

      Section 6.6. Survival of Rights. The rights conferred on any person by this Article VI shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 6.7. Insurance. To the fullest extent permitted by law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this
Article VI.

      Section 6.8. Amendments. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any director, officer, employee or agent of the Corporation.

      Section 6.9. Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the fullest extent not prohibited by any applicable portion of this Article VI that shall not have been invalidated, or by any other applicable law.

      Section 6.10. Certain Definitions. For the purposes of this Article VI, the following definitions shall apply:

      (a) The term "proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether brought in the right of the

      Corporation or otherwise, and whether of a civil, criminal, administrative or investigative nature, in which the director or officer may be or may have been involved as a party, witness or otherwise, by reason of the fact that the director or officer is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Article VI.

      (b) The term "expenses" includes, without limitation thereto, expenses of investigations, judicial or administrative proceedings or appeals, attorney, accountant and other professional fees and disbursements and any expenses of establishing a right to indemnification under this Article VI, but shall not include amounts paid in settlement by the director or officer or the amount of judgments or fines against the director or officer.

      (c) References to "other enterprise" include, without limitation, employee benefit plans; references to "fines" include, without limitation, any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the request of the Corporation" include, without limitation, any service as a director, officer, employee or agent which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

      (d) References to "the Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      (e) The meaning of the phrase "to the fullest extent permitted by law" shall include, but not be limited to: (i) to the fullest extent authorized or permitted by any amendments to or replacements of the Act adopted after the date of this Article VI that increase the extent to which a corporation may indemnify its directors and officers, and (ii) to the fullest extent permitted by the provision of the Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Act.

      Section 6.11. Notification and Defense of Claim. As a condition precedent to indemnification under this Article VI, not later than 30 days after receipt by the director or officer of notice of the commencement of any proceeding, the director or officer shall, if a claim in respect of the proceeding is to be made against the Corporation under this Article VI notify the

Corporation in writing of the commencement of the proceeding. The failure to properly notify the Corporation shall not relieve the Corporation from any liability which it may have to the director or officer unless the Corporation shall be shown to have suffered actual damages as a result of such failure, or otherwise than under this Article VI. With respect to any proceeding as to which the director or officer so notifies the Corporation of the commencement:

      (a) The Corporation shall be entitled to participate in the proceeding at its own expense.

      (b) Except as otherwise provided in this Section 6.11, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the proceeding, with legal counsel reasonably satisfactory to the director or officer. The director or officer shall have the right to use separate legal counsel in the proceeding, but the Corporation shall not be liable to the director or officer under this Article VI for the fees and expenses of separate legal counsel incurred after notice from the Corporation of its assumption of the defense, unless (i) the director or officer reasonably concludes that there may be a conflict of interest between the Corporation and the director or officer in the conduct of the defense of the proceeding, or (ii) the Corporation does not use legal counsel to assume the defense of such proceeding. The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which the director or officer has made the conclusion provided for in (i) above.

      (c) If two or more persons who may be entitled to indemnification from the Corporation, including the director or officer seeking indemnification, are parties to any proceeding, the Corporation may require the director or officer to use the same legal counsel as the other parties. The director or officer shall have the right to use separate legal counsel in the proceeding, but the Corporation shall not be liable to the director or officer under this Article VI for the fees and expenses of separate legal counsel incurred after notice from the Corporation of the requirement to use the same legal counsel as the other parties, unless the director or officer reasonably concludes that there may be a conflict of interest between the director or officer and any of the other parties required by the Corporation to be represented by the same legal counsel.

      (d) The Corporation shall not be liable to indemnify the director or officer under this Article VI for any amounts paid in settlement of any proceeding effected without its written consent, which shall not be unreasonably withheld. The director or officer shall permit the Corporation to settle any proceeding that the corporation assumes the defense of, except that the Corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on the director or officer without such person's written consent.

      Section 6.12. Exclusions. Notwithstanding any provision in this Article VI, the Corporation shall not be obligated under this Article VI to make any indemnification in connection with any claim made against any director or officer: (a) for which payment is required to be made to or on behalf of the director or officer under any insurance policy, except with respect to any deductible amount, self-insured retention or any excess amount to which the director or officer is entitled under this Article VI beyond the amount of payment under such insurance policy; (b) if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy; (c) in connection with any proceeding (or part of any proceeding) initiated by the director or officer, or any proceeding by the director or officer against the Corporation or its directors, officers, employees or other persons entitled to be indemnified by the Corporation, unless: (i) the Corporation is expressly required by law to make the indemnification; (ii) the proceeding was authorized by the Board of Directors of the Corporation; or (d) for an accounting of profits made from the purchase and sale by the director or officer of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act, or similar provision of any state statutory law or common law.

      Section 6.13. Subrogation. In the event of payment under this Article VI the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director or officer. The director or officer shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

                                   ARTICLE VII

                 CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

      Section 7.1. Contracts. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instance.

      Section 7.2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of Directors. Such authority may be general or confined to specific instances.

      Section 7.3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner a shall from time to time be determined by resolution of the Board of Directors.

                                  ARTICLE VIII

                                  SEVERABILITY

      Section 8.1. Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

                                   ARTICLE IX

                                   AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the corporation.


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                                                Respectfully Submitted




                                                ----------------------
                                                Marion E. McCall, Secretary


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